EXHIBIT 99.2

☐	Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.
▼ DETACH PROXY CARD HERE ▼

When properly signed, dated and returned, this proxy will be voted in accordance with the choices specified below. If no choice is specified, this proxy will be voted “FOR” Proposals 1, 3 and 4 and “FOR ALL” nominees for Proposal 2. The Proxies are authorized to vote in their discretion on such other matters as may properly come before the Annual Meeting or any adjourment(s) or postponement(s) thereof.

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Merger, by and between MGIC Investment Corporation and Radian Group Inc., dated as of February 6, 2007, as it may be amended from time to time, pursuant to which Radian will be merged with and into MGIC.	☐	☐	☐

2.	To elect ten directors, each for a one year term, to serve until their successors have been duly elected and qualified;

FOR ALL (Except as Marked)*	☐	WITHHOLD FOR ALL	☐

Nominees:	Herbert Wender, David C. Carney, Howard B. Culang, Stephen T. Hopkins, Sanford A. Ibrahim, James W. Jennings, Ronald W. Moore, Jan Nicholson, Robert W. Richards, Anthony W. Schweiger
*(Instructions: To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) on the following blank line.)

Exceptions

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Deloitte & Touche LLP as Radian’s independent registered public accounting firm for 2007.	☐	☐	☐

4.	To approve the adjournment of the Radian Annual Meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

5.	Such other business as may properly come before the Radian Annual Meeting or any adjournment or postponement of the meeting.

S C A N   L I N E
Please sign exactly as your name or names appear on this proxy card. If stock is held jointly, each holder must sign. If signing as an attorney, trustee, executor, administrator, custodian, or guardian, please give full title. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Date Share Owner sign here	Co-Owner sign here

RADIAN GROUP INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2007
Solicited on Behalf of the Board of Directors
     The undersigned hereby authorizes Teresa A. Bryce and C. Robert Quint, and each of them, individually, as proxies and agents of the undersigned (the “Proxies”), each with power of substitution to vote and otherwise represent, as indicated on the reverse side hereof, all of the shares of common stock of Radian Group Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at The Ritz-Carlton Philadelphia, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102, at 9:00 a.m. local time, on May 9, 2007, and any postponement(s) or adjournment(s) thereof.
     The undersigned acknowledges receipt of the Notice of 2007 Annual Meeting of Stockholders, the Joint Proxy Statement/Prospectus and the 2006 Annual Report. All other proxies heretofore given by the undersigned to vote shares of the Company’s common stock at the Annual Meeting are expressly revoked.

To change your address, please mark this box.	☐
To include any comments, please mark this box.	☐	RADIAN GROUP INC. P.O. BOX 11024 NEW YORK, N.Y. 10203-0024